UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

MONEYLOGIX GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-1024048	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

9000 Keele Street, Suite 4, Concord, Ontario L4K 0B3
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(905) 761-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On  May 14, 2009, MoneyLogix Group, Inc. appointed the following individuals as new officers and directors of the Company:: Mike Knarr, President and Chief Executive Officer; Gary Cilevitz, Chief Financial Officer & Corporate Secretary; Adam Seanor, Executive Vice President of Business Development & Investor Relations; and Tom Copeland, Executive Vice President of Investments. In addition, Alex Haditaghi, CEO of Mortgagebrokers.com will be joining Mr. Knarr and Mr. Cilevitz on MoneyLogix’ Board of Directors and will be serving as Chairman of the Board of Directors of MoneyLogix.

Working out of MoneyLogix’ new offices in Concord, Ontario, the management team intends to apply its experience to MoneyLogix’ focus on creating value through timely acquisitions, investing in high-yielding value enhancement tactics and executing the best exit strategies for each unique investment property in Canada.

Alex Haditaghi, Chairman of the Board of Directors

Alex Haditaghi has been working in the mortgage industry since 1999 and has extensive experience in both residential and commercial mortgages. He has worked with some of the top financial institutions in the country and has developed solid relationships with leading private and institutional mortgage brokers and lenders.   Realizing a need for an online mortgage brokerage in Canada, Mr. Haditaghi formed Lending Tree Canada in 2000.  He served as CEO and President for five years until he founded MortgageBrokers.com in January 2005.

As Chairman of MoneyLogix, Mr. Haditaghi will be responsible for the business vision, expansion, resourcing and providing overall leadership.

Michael Knarr, President & Chief Executive Officer

Mr. Knarr has been working in the consumer finance sector in Canada in a variety of senior management positions with General Electric from 1995 to 2008.  In his last role at GE as COO of GE Money Trust Company, Mr. Knarr was central to the launch, growth and eventual wind-down of GE’s deposit-taking financial institution regulated under the Trust and Loan Companies Act, and was responsible for all operational elements of the trust company.  Mr. Knarr has a Bachelor of Honours Business Administration degree from Wilfrid Laurier University.

As President of MoneyLogix Inc., Mr. Knarr will be responsible for leading the company's strategic, operational and regulatory requirements to facilitate the company's growth plans.

Gary Cilevitz, CFO & Corporate Secretary

Mr. Cilevitz is a CA with 15 years experience in both Canadian and American accounting and auditing, with a focus in dynamic high growth public companies. Prior to MoneyLogix, Mr. Cilevitz held the position of CFO and Corporate Secretary at Richview Resources Inc., a TSX listed company. During his tenure at Richview Resources Inc, he managed all finance, accounting, disclosure and regulatory filings.  Fundraising activities included a German Fund Raise Prospectus, convertible loans and private placements.

As CFO and Corporate Secretary, Mr. Cilevitz will be responsible for all facets of the accounting and finance department, government filings, corporate governance, internal controls and strategic planning.

Tom Copeland, EVP, Investments

Prior to joining MoneyLogix, Mr. Copeland was the Vice President, Finance for Easton’s Group of Hotels where he was responsible for all aspects of the business including: finance, strategy, construction development, contract negotiation, administration and operations, as well as due diligence for both acquisition and divestiture.   During his 10 year tenure the company experienced double digit growth adding seven hotels and 1,200 rooms by 2008. Mr. Copeland holds an M.B.A. and B.Sc. from the University of Toronto.

As EVP, Investments, Mr. Copeland will be responsible for leading the company’s investment process including sourcing and analyzing opportunities as well as due diligence for acquisition and divestiture.

Adam Seanor, EVP, Business Development & Investor Relations

Prior to joining MoneyLogix, As an equity research analyst with Clarus Securities in Toronto, Mr. Seanor was responsible for coverage of TSX-listed, financial companies including banks, finance companies, trust companies and asset managers. Prior to that, Mr. Seanor was an equity research analyst at Blackmont Capital Inc. covering diversified financial services. Mr. Seanor was awarded the Chartered Financial Analyst (CFA) designation in 2003 and graduated with his MBA from the Schulich School of Business and a BA from University of Western Ontario.

As EVP, Business Development & Investor Relations, Mr. Seanor will support the CEO through the development and maintenance of the pitch book/offering documents and the Company’s marketing materials.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLOGIX GROUP, INC.

Dated: May 15, 2009	By:	/s/ Gary Cilevitz
Gary Cilevitz
Chief Financial Officer & Corporate Secretary